Exhibit 99.1

TOWERS WATSON TO ACQUIRE EXTEND HEALTH IN MOVE TO EXPAND RETIREE BENEFIT SERVICES

Transaction brings together Towers Watson’s benefits expertise and experience with Extend Health’s largest private Medicare exchange, allowing employers to provide a cost-effective benefit and retirees to increase plan choice and buying power

Towers Watson (NYSE, NASDAQ: TW), a global professional services company, announced today that it has signed an agreement to acquire Extend Health, Inc., which operates the largest private Medicare exchange in the United States. We believe that this combination of two market leaders will provide innovative, best-in-class health care solutions that combine specialized retiree medical transition consulting with the choice and cost advantages of individual Medicare plans purchased on a private exchange. The two organizations announced a strategic alliance last August.

The purchase price is $435 million, less net debt and certain transaction costs. We anticipate the acquisition will be dilutive to Adjusted EPS by 2% or less in year one, and then slightly accretive in year two.

Following closing, Extend Health will operate as a new business segment within Towers Watson, joining its three existing segments of Benefits, Talent and Rewards, and Risk and Financial Services. The new Exchange Solutions segment will be led by Bryce Williams, the Co-Founder and CEO of Extend Health, and will begin with more than 300 employees and an exchange that currently works with public and private sector clients, including more than 30 Fortune 500 employers and more than 200,000 retirees.

“We are delighted that Extend Health is joining Towers Watson to provide a new way of delivering benefit packages to leading organizations,” said John Haley, CEO of Towers Watson. “This agreement brings together two forward-thinking organizations with a commitment to providing market-leading solutions to our clients. The combination of Towers Watson benefits expertise and resources, and Extend Health’s proven infrastructure and scalable exchange platform, positions us well to meet the needs of employers and retirees now and in the future.”

Recent Towers Watson research1 found that 54% of employers with more than 1,000 employees are somewhat to very likely to reconsider their current employer-sponsored plan strategy for post-65 retirees by 2015. The Extend Health solution includes proprietary exchange and decision support technology. Its solution allows retirees the opportunity to select from thousands of private Medicare plans from more than 75 national and regional insurance companies, and employers to provide access to individual coverage, typically with a defined contribution subsidy. More employers have used Extend Health than any other company to transition their retirees to a private Medicare exchange.

“This is an important time for retiree health benefits. Both companies have a strong track record of helping employers develop strategies and create programs for employee and retiree benefits,” said Bryce Williams, CEO of Extend Health. “Our complementary strengths and strategies will allow us to hit the ground running, offering clients access to a proven, powerful and scalable exchange solution today, and to improve the landscape of employee benefits going forward.”

The transaction is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and is expected to close in less than 60 days.

BofA Merrill Lynch is acting as financial advisor and Cadwalader, Wickersham & Taft LLP as legal advisor to Towers Watson. Morgan Stanley is acting as financial advisor and Wilson Sonsini Goodrich & Rosati as legal advisor to Extend Health.

Transaction Overview

Transaction	Towers Watson to Acquire Extend Health, Inc.
Approved unanimously by both companies’ Boards

Price/Consideration	The purchase price is $435 million, less net debt and certain transaction costs

Financing	Funded through a combination of cash on hand, existing credit facility and additional bank financing of $250 million

Timing	Expected to close in Q4 FY12, following customary regulatory review and approvals

Accretion/Dilution	We anticipate the acquisition will be dilutive to Adjusted EPS by 2% or less in year one, and then slightly accretive in year two
Approximately 400,000 Towers Watson stock options to be issued

Expected Financial Impact

Extend Health - Full Year FY12 Forecast
Revenues	$67 million
Revenue Growth Rate	31%
EBITDA Margin	22%

Extend Health - Full Year FY13 Outlook
Revenue Growth Rate (net of deferred revenue adjustment)	Around 30% or more
Deferred Revenue Adjustment	Up to $15 million

Towers Watson – First Fiscal Year Impact
Transaction Costs	Approximately $15 million (transaction costs are excluded on an adjusted EPS basis)
TW Adjusted EPS	Slightly Dilutive
TW Adjusted EBITDA %	Neutral to our target range

About Towers Watson

Towers Watson (NYSE, NASDAQ: TW) is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. The company offers solutions in the areas of employee benefits, talent management, rewards, and risk and capital management. Towers Watson has 14,000 associates around the world and is located on the web at towerswatson.com.

About Extend Health

Extend Health, Inc., founded in 2004, operates the largest private Medicare exchange in the country. For more information, visit Extend Health on the web at extendhealth.com.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may,” “will,” “would,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue,” or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the Extend Health acquisition is not completed or is not successfully integrated; the risk that the Extend Health business is not profitable or accretive to Towers Watson’s earnings, or takes longer than expected to generate the anticipated profitable and accretive results; the risk that potential changes in federal and state health care regulations, or future interpretation of existing regulations in this area, will have a material adverse impact on Extend Health’s business model; the risk that the Extend Health business would be harmed if it loses its relationships with insurance carriers; the risk that the Extend Health business fails to maintain good relationships with insurance carriers, becomes dependent upon a limited number of insurance carriers or fails to develop new insurance carrier relationships; the risk that changes and developments in the health insurance system in the United States could harm the Extend Health business; and the fact that Extend Health’s results of operations fluctuate depending upon insurance carrier payment and reporting practices and the timing of Extend Health’s receipt of commission payments from insurance carriers; the risk that the Towers Perrin and Watson Wyatt businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the merger of Towers Perrin and Watson Wyatt may not be fully realized or may take longer to realize than expected; the ability to successfully make and integrate other acquisitions that are profitable; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees, particularly given the company’s recent changes in employee compensation plans; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson’s business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s Annual Report on Form 10-K, filed on August 29, 2011, with the SEC, as supplemented by disclosure in Towers Watson’s Quarterly Report on Form 10-Q filed on February 7, 2012.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

Use of Non-GAAP Measures

In order to assist investors in understanding the company’s core operating results, we present Adjusted Diluted Earnings Per Share, a non-U.S. GAAP financial measure, to eliminate the effect of acquisition-related expenses from the financial results of our operations. The company’s management uses this measure to evaluate the performance of the business and for financial planning. The company believes that

Adjusted Diluted Earnings Per Share is a relevant and useful measure widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating results.

Since the merger in January 2010, we have incurred significant acquisition-related expenses related to the transaction and integration activities necessary to combine Watson Wyatt and Towers Perrin. These acquisition-related expenses include transaction and integration costs, severance costs, non-cash charges for amortization of intangible assets and stock-based compensation costs from the issuance of merger-related restricted shares. Adjusted Diluted Earnings Per Share is important in illustrating what our operating results would have been (or will be) had we not incurred these acquisition-related expenses. We consider Adjusted Diluted Earnings Per Share to be an important financial measure, which we use to internally evaluate and assess our core operations, and benchmark our operating results against our competitors.

Photos/Multimedia Gallery Available: http://www.businesswire.com/cgi-bin/mmg.cgi?eid=50275820&lang=en

[1]	Towers Watson, Health Care Changes Ahead, 2011

Contacts

For Towers Watson

Kwittken & Company

Elliot Schimel, +1 646 747 0142

towerswatson@kwitco.com

or

For Extend Health

Rob Wyse, +1 212 920 1470

rob@WT221.com

Source: Towers Watson